Exhibits 5.1 and 23.1

October 8, 2015

BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

Financial Services Vehicle Trust
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

Re:          BMW Auto Leasing LLC
Financial Services Vehicle Trust
Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special counsel to BMW Auto Leasing LLC (the “Company”) and Financial Services Vehicle Trust (“FSVT”), in connection with the preparation of a registration statement on Form SF-3 (the “Registration Statement”) relating to the proposed offering from time to time in one or more series (each, a “Series”) by one or more trusts (each, an “Issuing Entity”) of asset-backed notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the terms of a separate trust agreement and amended and restated trust agreement, a servicing agreement, a SUBI certificate transfer agreement, an issuer SUBI certificate transfer agreement, an indenture (each, an “Indenture”) and an administration agreement among the Company, FSVT, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus for such Series of Notes.

As such counsel, we have examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company and FSVT as we consider appropriate.  As to all matters of fact, we have entirely relied upon certificates of officers of the Company and FSVT and of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.  In connection with this opinion, we have also examined and relied upon the Registration Statement and the form of prospectus.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Each opinion set forth below relating to the binding effect of the Notes is subject to the following general qualifications:

(i)
the enforceability of any obligation of the Issuing Entity or otherwise may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights); and

(ii)
the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is limited solely to the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law.

Based upon and subject to the foregoing, we are of the opinion that each Series of Notes, when duly authorized by all requisite statutory trust action on the part of the related Issuing Entity, executed by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture, and delivered against payment in accordance with the Underwriting Agreement, will be entitled to the benefits of the Indenture and constitute binding obligations of the applicable Issuing Entity, enforceable against the applicable Issuing Entity in accordance with their terms.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Opinions” in the prospectus.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP